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                                                                    EXHIBIT 99.4

OSI PHARMACEUTICALS GRANTS LICENSE UNDER DIPEPTIDYL PEPTIDASE IV (DPIV) PATENTS; FIFTH MAJOR PHARMACEUTICAL COMPANY LICENSEE

      MELVILLE, N.Y.--(BUSINESS WIRE)--July 7, 2005--OSI Pharmaceuticals, Inc. (NASDAQ: OSIP) announced today that its diabetes and obesity business unit,
(OSI) Prosidion, has granted a worldwide non-exclusive license under its DPIV patent portfolio to a major Japanese pharmaceutical company. The estate covers the use of DPIV inhibitors for the treatment of type 2 diabetes and related indications. OSI will receive upfront, milestone and royalty payments. Additional financial terms were not disclosed.

      "This is the fifth major pharmaceutical company and the first major Japanese company that has taken a non-exclusive license under our DPIV patent estate further validating the importance of this patent estate," stated Anker Lundemose, M.D., Ph.D., President of (OSI) Prosidion.

      (OSI) Prosidion acquired its DPIV technology platform, which includes a Phase II compound, PSN9301, and a portfolio of DPIV medical use patents from Probiodrug AG of Germany in July 2004. The DPIV medical use patents, the subject of the license, include issued patents and pending patent applications corresponding to U.S. 6,303,661, U.S. 6,890,898 and WO 01/72290, with claims covering DPIV as a target for anti-diabetes therapy and the use of combinations of DPIV inhibitors with other anti-diabetes drugs. A number of non-exclusive licenses to the patent estate have now been granted and (OSI) Prosidion expects to grant additional non-exclusive licenses in the future.

      ABOUT (OSI)

      OSI Pharmaceuticals is committed to "shaping medicines and changing lives" by discovering, developing and commercializing high-quality and novel pharmaceutical products that extend life or improve the quality of life for cancer and diabetes patients worldwide. The company operates through two business teams, (OSI) Oncology and (OSI) Prosidion. (OSI) Oncology is focused on developing molecular targeted therapies designed to change the paradigm of cancer care. (OSI) Prosidion is committed to the generation of novel, targeted therapies for the treatment of type 2 diabetes and obesity. OSI's flagship product, Tarceva(R) (erlotinib), is the first drug discovered and developed by OSI to obtain FDA approval and the only EGFR inhibitor to have demonstrated the ability to improve survival in both non-small cell lung cancer and pancreatic cancer patients. OSI markets Tarceva through partnerships with Genentech, Inc. in the U.S. and with Roche throughout the rest of the world.

      (OSI) Prosidion is the diabetes and obesity business team within OSI Pharmaceuticals, dedicated to the discovery and development of novel drugs for the treatment of type 2 diabetes and obesity. (OSI) Prosidion's lead compound, PSN9301, is a Dipeptidyl Peptidase IV (DPIV) inhibitor currently in Phase II clinical trials. Other products targeting glycogen phosphorylase inhibition and glucokinase activation are scheduled to enter Phase I clinical trials in 2005.
(OSI) Prosidion owns or has licensing rights to a portfolio of DPIV medical use patents with claims covering DPIV as a target for anti-diabetes therapy and the use of combinations of DPIV inhibitors with other anti-diabetes drugs such as metformin. A number of non-exclusive licenses to the patent estate have been granted to major pharmaceutical companies. (OSI) Prosidion operates through OSI's wholly-owned subsidiary, Prosidion Limited, in Oxford, U.K.

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      This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the completion of clinical trials, the FDA review process and other governmental regulation, Prosidion's and OSI's and their collaborators' abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, the ability to effectively market products and other factors described in OSI Pharmaceuticals' filings with the Securities and Exchange Commission. PSN9301, PSN105, PSN357 and PSN010 are investigational compounds and have not yet been approved as safe or efficacious in humans for their ultimate intended use.

CONTACT: OSI Pharmaceuticals, Inc.
Kathy Galante, 631-962-2000
SOURCE: OSI Pharmaceuticals, Inc.